Exhibit 23.1

Consent of Independent Auditor

Summit Healthcare REIT, Inc

Lake Forest, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212231) of Summit Healthcare REIT, Inc. of our report dated April 25, 2022, relating to the Combined Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2020 of the GA8 Properties, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Costa Mesa, California

April 25, 2022